Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

by the Principal Executive Officer

In connection with the Quarterly Report of the Federal Home Loan Bank of Chicago (the “Bank”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Mikesell Thomas, President and Chief Executive Officer, certify to my knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

Date: November 13, 2006	By:	/s/ J. Mikesell Thomas
	Name:	J. Mikesell Thomas
	Title:	President and Chief Executive Officer

A signed original of this written statement has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.